UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K


                            CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  October 12 1999


                     GOLDEN CHIEF RESOURCES, INC.


       Kansas                      0-12809                 48-0846635
(State of Incorporation)   (Commission File Number)      (IRS Employer
                                                           ID Number)


               406 Griffith Avenue Terrell, Texas 75160
               (Address of principal executive offices)


                            (972) 524-8215
         (Registrant's telephone number, including area code)









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Item 1.        CHANGES IN CONTROL OF REGISTRANT.

        On October 12, 1999 a special meeting of shareholders was held in Wichita, Kansas at which the Company agreed to issue 97,500,000 common shares to Red River Properties, Inc. of Terrell, Texas and others ("The Red River Group) in exchange for a 10% working interest in oil and gas properties located in the JFS Field in Dimmit County, Texas. This transaction resulted in the Red River Group owning approximately 60% of the outstanding common shares. In exchange for past services rendered to the Company by Arthur Sykes, Jr. the Company transferred the minimal assets in the Company prior to the Red River transaction to Mr. Sykes. The Company currently has 162,515,890 shares outstanding.


Item 2.      ACQUISITION OR DISPOSITION OF ASSETS,

        See Item 1 above. This property has been out of production for the last four years but presents potential for additional development and rework of old wells.


Item 3.      BANKRUPTCY OR RECEIVERSHIP.

        N/A


Item 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        N/A


Item 5.      OTHER EVENTS.

        RESIGNATION OF OFFICERS AND DIRECTORS. At the October 12, 1999 special shareholders meeting in Item 1 above James W. Landrum of Terrell, Texas, Richard M. Hewitt of Westlake, Texas, and Michael H. McIlvain of Tulsa, Oklahoma were elected as directors of the Company. At the same meeting Arthur Sykes, Jr., Jereta Sykes, and Donald D. Roehrman then resigned as officers and directors.

        APPOINTMENTS TO OFFICER POSITIONS. At a Special Meeting of the Board of Directors held immediately after the above Special Shareholders' Meeting the Board named James W. Landrum,
        Terrell, Texas, President, Michael H. McIlvain as Executive
        Vice President and Treasurer, and Richard M. Hewitt as Secretary.


Item 6       RESIGNATION OF REGISTRANT'S DIRECTORS:

        See Item 5.


Item 7       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
             AND EXHIBITS.

     (A)     PRO FORMA FINANCIAL INFORMATION

        None due to the fact that the acquired properties have had no historical activity within the last four years to provide a base for pro forma information.

     (B)     FINANCIAL STATEMENTS

        None as explained at (A) above.

     (C)     EXHIBITS

        None.


                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SIGNED on this the 18th day of October, 1999.

                                          GOLDEN CHIEF RESOURCES, INC.


                                          By:    /s/ James W. Landrum
                                          James W. Landrum, President